UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2014
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TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
Merger Agreement
On January 29, 2014, TiVo Inc. (“TiVo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Digitalsmiths Corporation, a Delaware corporation (“Digitalsmiths”) pursuant to which TiVo through its wholly-owned subsidiary, Dragonfly Merger Corp., a Delaware corporation (the “Merger Sub”), will acquire all of the issued and outstanding shares of Digitalsmiths for $135 million in cash, subject to customary working capital adjustments, after which Digitalsmiths will become a wholly owned subsidiary of TiVo.
On January 29, 2014, stockholders of Digitalsmiths holding the requisite number of shares to approve the merger under Delaware law delivered written consents adopting the Merger Agreement. The Merger Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the merger is subject to satisfaction or waiver of customary closing conditions. Of the purchase price, approximately $20 million will be deposited in an escrow account as security for potential post-closing indemnification claims by TiVo. As part of the merger, all options and warrants of Digitalsmiths that are vested and in-the-money will be cashed out and all other options and warrants canceled.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Item 7.01 Regulation FD Disclosure.
On January 29, 2014, TiVo issued a press release and investor presentation relating to the execution of the Merger Agreement as well as the announcement that TiVo's Board of Directors approved a $100 million increase in TiVo's stock repurchase program. Copies of the press release and the investor presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this report.
ITEM 9.01. Financial Statements and Exhibits.
(d)           The following exhibits are included with this Report

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated January 29, 2014, by and among TiVo Inc., Digitalsmiths Corporation, Dragonfly Merger Corp., Shareholder Representative Services LLC, solely in its capacity as the exclusive representative of the indemnifying parties and U.S. Bank National Association, as the escrow agent.*

99.1	Press Release dated January 29, 2014
99.2	TiVo Investor Presentation dated January 29, 2014
*    Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

January 29, 2014	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated January 29, 2014, by and among TiVo Inc., Digitalsmiths Corporation, Dragonfly Merger Corp., Shareholder Representative Services LLC, solely in its capacity as the exclusive representative of the indemnifying parties and U.S. Bank National Association, as the escrow agent.*

99.1	Press Release dated January 29, 2014
99.2	TiVo Investor Presentation dated January 29, 2014

*    Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.